                                        EXHIBIT 5.1

                                    March 31, 2006

Structured Asset Mortgage Investments II Inc.
383 Madison Avenue
New York, New York 10179

   Re:      Bear Stearns Alt-A Trust 2006-2, Mortgage Pass Through Certificates 2006-2

Ladies and Gentlemen:

      At your request,  we have examined the  Registration  Statement on Form S-3,  filed by
Structured Asset Mortgage  Investments II Inc., a Delaware  corporation (the  "Registrant"),
with  the  Securities  and  Exchange   Commission  on  March  10,  2006  (the  "Registration
Statement"),  in  connection  with the  registration  under the  Securities  Act of 1933, as amended (the "Act") of Bear Stearns Alt-A Trust 2006-2,  Mortgage Pass-Through  Certificates
2006-2 (the  "Certificates").  The  Certificates  are issuable in series (each, a "Series").
The Certificates of each Series will be issued pursuant to documentation  more  particularly described in the prospectus  dated March 28, 2006 and the prospectus  supplement dated March
28, 2006,  relating to such Series (the "Issuing  Documentation").  The Certificates of each
Series are to be sold as set forth in the  Registration  Statement,  any amendment  thereto, and the prospectus and prospectus supplement relating to such Series.

      We have examined  such  instruments,  documents and records as we deemed  relevant and necessary as a basis of our opinion  hereinafter  expressed.  In such  examination,  we have assumed the following:  (a) the  authenticity  of original  documents and the genuineness of all  signatures;  (b) the  conformity to the  originals of all documents  submitted to us as copies;  (c) the truth,  accuracy and completeness of the information,  representations  and warranties  contained  in the  records,  documents,  instruments  and  certificates  we have reviewed;  and (d) the necessary entity authorization,  execution,  authentication,  payment and delivery of and under all documents,  and the necessary  entity power and authority with respect thereto.

      Based on such  examination and the other  assumptions set forth herein,  we are of the opinion  that the  Certificates  of each  Series  will be  legally  issued,  fully  paid and non-assessable,  and the holders of the Certificates will be entitled to the benefits of the related Issuing  Documentation,  except as enforcement  thereof may be limited by applicable bankruptcy, insolvency,  reorganization,  arrangement, fraudulent conveyance, moratorium, or other  laws  relating  to or  affecting  the  rights  of  creditors  generally  and  general
principles   of   equity,   including   without   limitation,   concepts   of   materiality,
reasonableness,  good faith and fair dealing,  and the possible  unavailability  of specific performance or injunctive  relief,  regardless of whether such  enforceability is considered in a  proceeding  in equity or at law. We express no opinion  with  respect to any series of
Certificates for which we do not act as counsel to you.

      We hereby  consent  to the filing of this  opinion  as an exhibit to the  Registration
Statement and to the use of our name wherever  appearing in the  Registration  Statement and the prospectus  contained  therein.  In giving such consent,  we do not consider that we are
"experts,"  within the  meaning of the term as used in the Act or the rules and  regulations of the  Commission  issued  thereunder,  with  respect  to  any  part  of  the  Registration
Statement, including this opinion, as an exhibit or otherwise.

                                    Very truly yours,

                                    ORRICK, HERRINGTON & SUTCLIFFE LLP